Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Authentic Brands, LLC

San Antonio, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 10, 2020, except for the segment information described in Note 2, as to which the date is November 10, 2021, relating to the consolidated financial statements of Authentic Brands, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

January 4, 2022